                                    AMENDMENT TO

                           INVESTMENT MANAGEMENT CONTRACT

                                      BETWEEN

                                 RYDEX SERIES TRUST

                                        AND

                                PADCO ADVISORS, INC.

     AMENDMENT TO INCLUDE THE RYDEX SECTOR FUNDS UNDER THE MANAGEMENT CONTRACT AND TO SET THE MANAGER'S COMPENSATION THEREUNDER. The following amendment is made to Section 4 of the Investment Management contract between Rydex Series Trust (the "Trust") and PADCO Advisors, Inc. (the "Manager"), dated September 25, 1996, and as amended on November 2, 1993, and as further amended on December 13, 1994, and as further amended on March 8, 1996, and as further amended September 25, 1996 (the "Contract"), and is hereby incorporated into and made a part of the Contract:

          Section 4 of the Contract is amended, effective March 16, 1998, to read as follows:

          "As compensation for the services to be rendered and charges and expenses to be assumed and paid by the Manager as provided in Section 2, the Funds shall pay the Manager an annual fee based on the average daily net value of the respective Funds in accordance with the following schedule:

               The Nova Fund                           0.75% (75/100's of one percent)

               The Rydex U.S. Government
                 Money Market Fund                     0.50% (50/100's of one percent)

               The Rydex Precious Metals Fund          0.75% (75/100's of one percent)

               The Ursa Fund                           0.90% (90/100's of one percent)

               The Rydex U.S. Government
                 Bond Fund                             0.50% (50/100's of one percent)

               The Rydex OTC Fund                      0.75% (75/100's of one percent)

               The Juno Fund                           0.90% (90/100's of one percent)

               The Rydex Institutional
                 Money Market Fund                     0.55% (55/100's of one percent)

               The Rydex High Yield Fund               0.75% (75/100's of one percent)


               The Rydex Banking Fund                  0.85% (85/100's of one percent)

               The Rydex Basic Materials Fund          0.85% (85/100's of one percent)

               The Rydex Biotechnology Fund            0.85% (85/100's of one percent)

               The Rydex Consumer Products Fund        0.85% (85/100's of one percent)

               The Rydex Electronics Fund              0.85% (85/100's of one percent)

               The Rydex Energy Fund                   0.85% (85/100's of one percent)

               The Rydex Energy Services Fund          0.85% (85/100's of one percent)

               The Rydex Financial Services Fund       0.85% (85/100's of one percent)

               The Rydex Health Care Fund              0.85% (85/100's of one percent)

               The Rydex Leisure Fund                  0.85% (85/100's of one percent)

               The Rydex Retailing Fund                0.85% (85/100's of one percent)

               The Rydex Technology Fund               0.85% (85/100's of one percent)

               The Rydex Telecommunications Fund       0.85% (85/100's of one percent)

               The Rydex Transportation Fund           0.85% (85/100's of one percent)

          The fee will be paid monthly not later than the fifth (5th) business day of the month following the month for which services have been provided. In the event of termination of this Contract, the fee shall be computed on the basis of the period ending on the last business day on which this Contract is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month, and such fee shall be payable on the date of termination of this Contract with respect to each such Fund. For purposes of calculating the Manager's fee, the value of the net assets of each respective Fund shall be determined in the same manner as such Fund uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in such Fund's current Prospectus and Statement of Additional Information."

     In witness whereof, the parties hereto have caused these Amendments to be executed in their names and on their behalf and through their duly-authorized officers as of the 16th day of March 1998.

                                   RYDEX SERIES TRUST


                                   ------------------------------
                                   By: Albert P. Viragh, Jr.
                                   Title: President


                                   PADCO ADVISORS, INC.


                                   ------------------------------
                                   By: Albert P. Viragh, Jr.
                                   Title: President


                                       3